Exhibit 10.1

TERMINATION AND RELEASE AGREEMENT

This TERMINATION AND RELEASE AGREEMENT (this “Agreement”), is entered into as of June 23, 2008 by and among ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP., a Delaware corporation (“AAMAC”), HALCYON MANAGEMENT GROUP LLC, a Delaware limited liability company (“Halcyon”), HALCYON PARTNERS LP, a Delaware limited partnership (“Halcyon Partner Vehicle”), HALCYON EMPLOYEES LP, (solely in its capacity as “Halcyon Representative”), HALCYON ASSET MANAGEMENT LLC, HALCYON OFFSHORE ASSET MANAGEMENT LLC, HALCYON ASSET-BACKED ADVISORS LP AND HALCYON LOAN INVESTORS LP (together with Halcyon, Halcyon Partner Vehicle and Halcyon Representative, the “Halcyon Parties”). AAMAC and the Halcyon Parties are hereinafter collectively referred to as the “Parties”.

     WHEREAS, on March 12, 2008, the Parties entered into that certain Purchase Agreement (the “Purchase Agreement”). All capitalized terms used herein and not defined, will have the meanings ascribed to them in the Purchase Agreement;

     WHEREAS, upon execution and delivery of this Agreement, the Founders’ Voting and Support Agreement, dated March 12, 2008, by and among AAMAC, Halcyon Representative, Hanover Overseas Limited, STC Investment Holdings LLC, Solar Capital, LLC, Jakal Investments, LLC, Mark D. Klein, David Hawkins, Steven A. Shenfeld, Bradford R. Peck and Frederick G. Kraegel, shall terminate with no further obligations or liabilities for the parties thereto; and

     WHEREAS, the Parties desire to terminate the Purchase Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

     1. Termination of Purchase Agreement. The Parties acknowledge and agree that the Purchase Agreement is hereby irrevocably terminated in accordance with Section 7.1(a) of the Purchase Agreement, as a result of which no provision of the Purchase Agreement, including Section 7.2 and Article VIII, shall survive and the Purchase Agreement shall be of no further force or effect, with no further liability or obligation on any Party, Halcyon Releasee or AAMAC Releasee arising out of or related to the Purchase Agreement or the Transaction Documents except, in each case, as set forth in Section 4 hereof.

     2. Confidentiality Agreement. Notwithstanding anything in this Agreement or in the Purchase Agreement to the contrary, the Parties acknowledge that the Mutual Confidentiality and Non-Disclosure Agreement, dated December 12, 2007, between AAMAC and Halcyon Asset Management LLC (the “Confidentiality Agreement”), shall remain in full force and effect. Except as necessary to comply with applicable law, AAMAC and the Halcyon Parties shall promptly (i) destroy or cause to be destroyed all information received by it and its Associated Parties under the Confidentiality Agreement or Section 6.5 of the Purchase Agreement and no such person will retain any copies, extracts or other reproductions in whole or in part of such written material provided, however, that AAMAC may keep one archival copy for legal and compliance purposes or to comply with any bona fide records retention policy, and (ii) AAMAC and the Halcyon Representative will deliver to the other a written certificate executed by an authorized officer certifying such destruction.

     3. Mutual Releases.

          (a) Certain Definitions. As used herein, the following terms shall have the following meanings:

Exhibit 10.1

“Associated Party” means, with respect to any specified Person, to the extent applicable, such Person’s (i) predecessors, successors, executors, administrators, trusts, spouse, heirs and estate, (ii) past, present and future assigns, agents and representatives, (iii) each entity that such Person has the power to bind (by such Person’s acts or signature) or over which such Person directly or indirectly exercises control and (iv) each entity of which such Person owns, directly or indirectly, a majority of the outstanding equity, beneficial, proprietary, ownership or voting interests.

“Business Combination” has the meaning set forth in Article Sixth of the AAMAC’s certificate of incorporation.

“Claims” mean and include any and all agreements, causes of action, claims, commitments, contracts, controversies, covenants, indebtedness, debts, damages, demands, disputes, obligations, liabilities, rights and suits of every kind and nature, whether in law or equity, whether known or unknown, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, asserted or unasserted, fixed or contingent, and whether sounding in contract, statute, tort, fraud, misrepresentation or other legal theory.

“Halcyon Releasee” means the Halcyon Parties, Affiliates of the Halcyon Parties, and the present and former chairmen, directors, officers, managers, employees, attorneys, agents and representatives, of the Halcyon Parties or Affiliates thereof, and the respective Affiliates, successors and assigns of each of the foregoing.

“AAMAC Releasee” means AAMAC, Affiliates of and the present and former directors, officers, employees, stockholders, agents and representatives of AAMAC or Affiliates thereof, and the respective Affiliates, successors and assigns of each of the foregoing.

“Released Claims” means, (i) with respect to Section 3(b) below, Claims which AAMAC and/or any of its Associated Parties has had or claims to have had, now has or claims to have, or may in the future have, whether known or unknown, against any Halcyon Releasee by reason of any matter, cause or thing whatsoever from the beginning of the world through the date hereof, whether arising as law or equity, whether based on any federal, state or foreign law or right of action and (ii) with respect to Section 3(c), Claims which the Halcyon Parties and/or any of its Associated Parties has had or claims to have had, now has or claims to have, or may in the future have against any AAMAC Releasee by reason of any matter, cause or thing whatsoever from the beginning of the world through the date hereof, whether arising as law or equity, whether based on any federal, state or foreign law or right of action, in each case, (A) only to the extent arising out of, or relating to, the Purchase Agreement, any documents and instruments executed in connection therewith, the evaluation, negotiation and execution thereof, and any transactions contemplated by the Purchase Agreement or any such documents and instruments, and any negotiations or disclosures in connection with any of the foregoing, but (B) excluding Claims arising out of, or relating to, the Confidentiality Agreement and this Agreement.

          (b) Release by AAMAC. Effective as of the date hereof, AAMAC, on behalf of itself and each of its Associated Parties:

               (i) releases and forever discharges each Halcyon Releasee of and from each Released Claim;

               (ii) waives the benefits of, and any rights arising under, any statute or common law principle that would provide that the foregoing release does not extend to claims that AAMAC does not know or suspect to exist at the time of executing this Agreement;

Exhibit 10.1

               (iii) represents and warrants that (A) neither AAMAC nor any of its Associated Parties has assigned, transferred, or purported to assign or transfer, to any Person any Released Claim, (B) to AAMAC’s best knowledge, no other Person or entity has any interest in any of the Released Claims, (C) this Agreement has been duly and validly executed and delivered by AAMAC, (D) this Agreement is a valid and binding obligation of AAMAC, and is enforceable against AAMAC in accordance with its terms, and (E) no authorization, instruction, consent or approval of any Person is required to be obtained by AAMAC in connection with the execution and delivery of this Agreement or the performance hereof (other than the consent of the Board of Directors of AAMAC, which consent has been obtained); and

               (iv) irrevocably covenants to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Halcyon Releasee based upon any Released Claim, it being understood that if AAMAC or any of its Associated Parties brings any claim, suit, action or manner of action against any Halcyon Releasee in administrative proceedings, in arbitration or admiralty, at law, in equity, or mixed, with respect to any Released Claim, then AAMAC shall indemnify such Halcyon Releasee in the amount or value of any final judgment or settlement (monetary or other) and any related cost (including without limitation reasonable and documented legal fees) entered against, paid or incurred by the Halcyon Releasee.

          (c) Release by the Halcyon Parties. Effective as of the date hereof, the Halcyon Parties, on behalf of itself and each of its Associated Parties:

               (i) releases and forever discharges each AAMAC Releasee of and from each Released Claim;

               (ii) waives the benefits of, and any rights arising under, any statute or common law principle that would provide that the foregoing release does not extend to claims that the Halcyon Parties does not know or suspect to exist at the time of executing this Agreement;

               (iii) represents and warrants that (A) neither the Halcyon Parties nor any of its Associated Parties has assigned, transferred, or purported to assign or transfer, to any Person any Released Claim, (B) to the Halcyon Parties’ best knowledge, no other Person or entity has any interest in any of the Released Claims, (C) this Agreement has been duly and validly executed and delivered by the Halcyon Parties, (D) this Agreement is a valid and binding obligation of the Halcyon Parties, and is enforceable against the Halcyon Parties in accordance with its terms, and (E) no authorization, instruction, consent or approval of any Person is required to be obtained by the Halcyon Parties in connection with the execution and delivery of this Agreement or the performance hereof (other than any partnership consents required of the Halcyon Parties, which consents have been obtained); and

               (iv) irrevocably covenants to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any AAMAC Releasee based upon any Released Claim, it being understood that if the

Exhibit 10.1

Halcyon Parties or any of their Associated Parties bring any claim, suit, action or manner of action against any AAMAC Releasee in administrative proceedings, in arbitration or admiralty, at law, in equity, or mixed, with respect to any Released Claim, then the Halcyon Parties, as the case may be, shall indemnify such AAMAC Releasee in the amount or value of any final judgment or settlement (monetary or other) and any related cost (including without limitation reasonable and documented legal fees) entered against, paid or incurred by the AAMAC Releasee.

          (d) Scope of Releases. The releases contemplated by this Agreement extend to claims that the Parties hereto do not know or suspect to exist at the time of the release, which, if known, might have affected their decision to enter into the release. Further, each party hereto shall be deemed to relinquish, to the extent it is applicable, and to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR;

          The Parties shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542 (“Unknown Claims”). The Parties, by their counsel, acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of the releases herein, but that it is their intention to fully, finally and forever to settle and release the Released Claims, including unknown claims, as that term is defined in this paragraph. The Parties acknowledge that the foregoing waiver was separately bargained for and is a material term of this Agreement.

     4. Continuing Waiver Against the Trust. For the avoidance of doubt, the Halcyon Parties confirm the continuance of their covenant and agreement to Section 6.13 “Trust Waiver,” of the Purchase Agreement.

     5. Announcements and Disclosure. AAMAC shall issue a press release in the form, and containing the contents, of Exhibit A to this Agreement before the opening of the American Stock Exchange on the first Business Day immediately following the execution and delivery hereof (or if this Agreement is executed and delivered on a Business Day prior to the opening of such Exchange, as promptly as practicable after such execution and delivery). As promptly as practicable after the execution and delivery of this Agreement and, in any event, within four Business Days thereof, AAMAC shall prepare and file with the SEC a current report on Form 8-K with respect to the termination of the Purchase Agreement. The release or filing of each of the press release and the current report on Form 8-K described in the foregoing (collectively, the “ Termination Disclosure”) shall be subject to Halcyon’s approval except to the extent required by applicable Law or the rules of any applicable securities exchange, in which case AAMAC shall use its reasonable best efforts to consult in good faith with the Halcyon Representative before issuing or making the same to attempt to agree upon mutually satisfactory text. Further, each Party agrees, on behalf of itself and each of its Associated Parties, not to (i) issue or make (or cause to be issued or made) any press release or public announcement relating to the subject matter of the Termination Disclosure, except to the extent required by applicable Law or the rules of any applicable securities exchange, in which case the party proposing to issue or make (or cause to be issued or made) such press release or public announcement shall use its reasonable best efforts to consult in good faith with the other party before issuing or making the same to attempt to agree upon mutually satisfactory text; or (ii) make (or cause to be made) any private statement or disclosure that conflicts with or is otherwise inconsistent with the Termination Disclosure, provided, that, the covenant contained in (ii) above (A) shall not be deemed to prohibit, limit or restrict private statements or disclosure between or among any Party and their respective Associated Parties, investors, vendors, clients, business counterparties and customers (and any potential members of such groups) and (B) shall be deemed to apply only to members of the board of directors and corporate officers of the respective Parties.

     6. Expense Reimbursement. Notwithstanding anything to the contrary in this Agreement, if AAMAC consummates a Business Combination, then AAMAC shall pay an expense reimbursement to Halcyon in the amount of US$1,000,000 as soon as is practicable after such consummation by wire transfer to an account designated by Halcyon; provided that no expense reimbursement shall be payable by AAMAC under this Section 6 if the Halcyon Parties have consummated a business combination resulting from an Acquisition Proposal with an unaffiliated third party. AAMAC shall not amend its certificate of incorporation in any manner that adversely affects Halcyon’s rights hereunder.

     7. Miscellaneous.

          (a) Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof. This Agreement supersedes all prior negotiations, agreements and understandings of the Parties of any nature, whether oral or written, relating thereto.

          (b) Amendments. This Agreement may be amended only by a written agreement between AAMAC and the Halcyon Representative.

          (c) Parties in Interest. This Agreement is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns. This

Exhibit 10.1

Agreement is not made for the benefit of any Person not a Party hereto, and no Person other than the Parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement; provided, however, that all Halcyon Releasees and AAMAC Releasees are intended beneficiaries of the releases herein.

          (d) Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions thereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby; provided that in such case, a failure to comply with such provision shall be deemed to be a breach of this Agreement for purposes of this Agreement.

          (e) Further Assurances. The Parties hereto agree to use their respective reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to make effective, in the most expeditious manner practicable, the transactions and expense reimbursement contemplated by this Agreement.

          (f) Governing Law and Consent to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without regard to principles of conflicts of laws). Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of (i) the courts of the State of New York sitting in New York City and (ii) the United States District Court for the Southern District of New York for the purposes of any Action arising out of or relating to this Agreement or any other Transaction Document, any provision hereof or thereof or the breach, performance, validity or invalidity hereof or thereof. Each Party agrees that transmission of any process, summons, notice or document to the Party at the address for notices specified in Section 8.7 of the Purchase Agreement, mailed by first class mail, shall be effective service of process upon such Party for any Action brought against it in such court with respect to any matters to which it has submitted to jurisdiction as set forth above. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of or relating to the Transaction, this Agreement or any other Transaction Document, any provision hereof or thereof or the breach, performance, validity or invalidity hereof or thereof in the courts referred to in this section, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, the Parties agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in Law or in equity.

          (g) Counterparts. This Agreement may be executed by facsimile or portable document format (pdf) transmission and in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

          (h) Representation by Counsel. Each Party acknowledges that it has been advised by legal and any other counsel retained by such Party in its sole discretion. Each Party acknowledges that such Party has had a full opportunity to review this Agreement and to negotiate this Agreement in its sole discretion, without any undue influence by any other Party or any third party.

          (i) Construction. The Parties have participated jointly in the negotiations and drafting of this Agreement and in the event of any ambiguity or question of intent or interpretation, no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

          (j) Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          (k) Waiver; Remedies. No failure or delay on the part of AAMAC or the Halcyon Parties in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any waiver on the part of AAMAC or the Halcyon Parties of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege under this Agreement, nor will any single or partial exercise of any right, power or

Exhibit 10.1

privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

     7. Non-Disparagement.

          Each of AAMAC and the Halcyon Parties shall not, and shall cause their respective directors, officers, employees and Associated Parties not to, for a period of one year from the date hereof, make any statement publicly, whether written or oral, about the Purchase Agreement, the transactions contemplated thereby, this Agreement, the Halcyon Parties (in the case of AAMAC) or AAMAC (in the case of the Halcyon Parties), that disparages (A) the Halcyon Parties or its directors, officers, members, investors, employees or Associated Parties (in the case of AAMAC or its directors, officers, employees or Associated Parties) or (B) AAMAC or its directors, officers, employees, representatives or Associated Parties (in the case of the Halcyon Parties or its directors, officers, employees or Associated Parties). Nothing in this Section 8 shall be deemed to prevent or impair any person from testifying in any legal or administrative proceeding, responding to inquiries or requests for information by any regulator or auditor, or taking any other action that is, after receiving the advice of outside legal counsel for a Party, required by Law or the rules of any applicable securities exchange, or to prevent the Parties from making statements in any pleadings, court papers or in open court in any action brought by one of the Parties in connection with the breach of this Agreement or the Confidentiality Agreement or in any action brought by any other person relating to the Purchase Agreement or this Agreement. As used in this Section 8, a statement is made “publicly” if it is made to a person who is not (x) a director, officer, employee, advisor or representative of AAMAC if the statement is made by a director, officer, employee or Associated Party of AAMAC, and (y) a director, officer, employee, member, advisor or representative of the Halcyon Parties, if the statement is made by a director, officer or employee of the Halcyon Parties, except that in the case of (x) and (y), statements made to members of the immediate family (as defined in the Corporate Governance rules of the New York Stock Exchange) of a director, officer or member shall not be deemed to be made publicly.

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     NOW, THEREFORE, the Parties have executed this Termination and Release Agreement as of the date first written above.

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.:

By:	/s/ Paul D. Lapping
Name: Paul D. Lapping
Title: Chief Financial Officer and Secretary

HALCYON MANAGEMENT GROUP LLC:

By:	/s/ Thomas P. Hirschfeld
Name: Thomas P. Hirschfeld
Title: Authorized Person

HALCYON PARTNERS LP:

By:	HALCYON PARTNERS GP LLC, its general partner

By:	/s/ Thomas P. Hirschfeld
Name: Thomas P. Hirschfeld
Title: Authorized Person

HALCYON EMPLOYEES LP, solely in its capacity as the Halcyon Representative:

By:	HALCYON EMPLOYEES GP LLC, its general partner

By:	/s/ Thomas P. Hirschfeld
Name: Thomas P. Hirschfeld
Title: Authorized Person

HALCYON ASSET MANAGEMENT LLC:

By:	/s/ Thomas P. Hirschfeld
Name: Thomas P. Hirschfeld
Title: Chief Operating Officer and
Managing Principal

HALCYON OFFSHORE ASSET MANAGEMENT LLC:

By:	/s/ Thomas P. Hirschfeld
Name: Thomas P. Hirschfeld
Title: Chief Operating Officer and
Managing Principal

HALCYON STRUCTURED ASSET MANAGEMENT LP:

By:	/s/ Thomas P. Hirschfeld
Name: Thomas P. Hirschfeld
Title: Chief Operating Officer and
Managing Principal

HALCYON ASSET-BACKED ADVISORS LP:

By:	/s/ Thomas P. Hirschfeld
Name: Thomas P. Hirschfeld
Title: Chief Operating Officer and
Managing Principal

HALCYON LOAN INVESTORS LP:

By:	/s/ Thomas P. Hirschfeld
Name: Thomas P. Hirschfeld
Title: Chief Operating Officer and
Managing Principal

Exhibit A

Press Release